Exhibit 99.1

Warwick Valley Telephone Company Announces CFO Resignation

(Warwick, NY, May 6, 2011) Warwick Valley Telephone Company (Nasdaq: WWVY) (the “Company” or “WVT”) has announced the resignation of Ken Volz from his position as Executive Vice President, Chief Financial Officer and Treasurer due to personal reasons. Ralph Martucci, currently the Company’s Director- Finance has been selected as Mr. Volz’s successor. Duane Albro, the Chief Executive Officer of WVT, stated, “Ken has devoted four years to WVT Communications while commuting from Chicago and we offer our deepest thanks to him for his contributions to WVT as well as his family for their patience. We are very fortunate to have a robust management succession program and team in place at WVT and Ralph Martucci has been our lead succession candidate for the CFO position. We have tremendous confidence in Ralph’s ability to lead our financial group as WVT continues to transform our business while delivering shareholder value.”

Contact:	Warwick Valley Telephone Company
Duane W. Albro
President & CEO
845-986-2100